QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2004, except as to the eleventh sentence of the eighth paragraph of Note I for which the date is March 11, 2004, relating to the financial statements and financial statement schedule, which appears in Avid Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

        /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 31, 2004

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM